Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Exhibit 3.1

THE COMPANIES LAW

EXEMPTED COMPANY LIMITED BY SHARES

FOURTH AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Lufax Holding Ltd

陆金所控股有限公司

(Adopted pursuant to written resolutions of all the shareholders passed on 10 October 2018 and with effect from 18 October 2018)

1.	The name of the Company is Lufax Holding Ltd 陆金所控股有限公司.

2.	The registered office of the Company shall be at the offices of Conyers Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.

Subject to the following provisions of this Memorandum, the objects for which the Company is established are investment holding in its subsidiaries and to operate and manage the business of the Company and its subsidiaries.

4.

Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.

The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.

The share capital of the Company is US$50,000 divided into a maximum of 5,000,000,000 shares, of which 4,000,000,000 shares are designated as Class A Ordinary Shares of US$0.00001 par value each, 500,000,000 shares are designated as Class B Ordinary Shares of US$0.00001 par value each and 500,000,000 shares are designated as Class C Ordinary Shares of US$0.00001 par value each, with power for the Company insofar as is permitted by applicable law and the Articles of Association (including without limitation Schedule A thereto), to redeem or purchase any of its shares and to increase or reduce the said capital and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

SIXTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Lufax Holding Ltd

陆金所控股有限公司

(Adopted pursuant to written resolutions of all the shareholders passed on 21 April 2019 and with effect from 21 April 2019)

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Redemption, Purchase, Surrender and Treasury Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Joint and Several Liability to Pay Calls
7.	Forfeiture of Shares
8.	Share Certificates
9.	Fractional Shares

REGISTRATION OF SHARES

10.	Register of Members
11.	Registered Holder Absolute Owner
12.	Transfer of Registered Shares
13.	Transmission of Registered Shares
14.	Listed Shares

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital
16.	Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

17.	Dividends
18.	Power to Set Aside Profits
19.	Method of Payment
20.	Capitalisation

MEETINGS OF MEMBERS

21.	Annual General Meetings
22.	Extraordinary General Meetings
23.	Requisitioned General Meetings
24.	Notice
25.	Giving Notice and Access
26.	Postponement of General Meeting
27.	Electronic Participation in Meetings

28.	Reserved Matters for Meeting
29.	Quorum at General Meetings
30.	Chairman to Preside
31.	Voting on Resolutions
32.	Vote Taken by Poll
33.	Voting by Joint Holders of Shares
34.	Instrument of Proxy
35.	Representation of Corporate Member
36.	Adjournment of General Meeting
37.	Written Resolutions
38.	Directors Attendance at General Meetings

DIRECTORS AND OFFICERS

39.	Appointment and Removal of Directors
40.	Alternate Directors
41.	Vacancy in the Office of Director
42.	Remuneration of Directors
43.	Defect in Appointment
44.	Directors to Manage Business
45.	Powers of the Board of Directors
46.	Board Committees
47.	Register of Directors and Officers
48.	Officers
49.	Appointment of Officers
50.	Duties of Officers
51.	Remuneration of Officers
52.	Conflicts of Interest
53.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings
55.	Notice of Board Meetings
56.	Electronic Participation in Meetings
57.	Representation of Director
58.	Quorum at Board Meetings
59.	Board to Continue in the Event of Vacancy
60.	Chairman to Preside
61.	Written Resolutions
62.	Validity of Prior Acts of the Board

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

CORPORATE RECORDS

63.	Minutes
64.	Register of Mortgages and Charges
65.	Form and Use of Seal

ACCOUNTS

66.	Books of Account
67.	Financial Year End
68.	Access to Information

AUDITS

69.	Audit
70.	Appointment of Auditors
71.	Remuneration of Auditors
72.	Duties of Auditor
73.	Access to Records

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

CHANGES TO CONSTITUTION

75.	Changes to Articles
76.	Changes to the Memorandum of Association
77.	Discontinuance

SCHEDULE A

SCHEDULE B

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

SIXTH AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Lufax Holding Ltd

陆金所控股有限公司

(Adopted pursuant to written resolutions of all the shareholders passed on 21 April 2019 and with effect from 21 April 2019)

Table A

The regulations in Table A in the First Schedule to the Companies Law (as defined below) do not apply to the Company.

INTERPRETATION

1.	Definitions

1.1	In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

A-round Investors	the A-round Lead Investor and A-round Non-Lead Investors;

A-round Lead Investor	Key Horizon Limited;

A-round Non-Lead Investors	CDH Merivale Limited, L.P., Fintech Investment Co. Ltd., Sino Delightful Holdings Limited, Ease Run Global Limited, and Fung Shing Investments Ltd.;

Alternate Director	an alternate director appointed in accordance with these Articles;

Additional C-round Investor	has the meaning given under the Shareholders Agreement;

An Ke	An Ke Technology Company Limited;

Articles	these Articles of Association as altered from time to time;
Associate	has the meaning given to “associate” under Chapter 14A of the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Auditor	the person or firm for the time being appointed as Auditor of the Company and shall include an individual or partnership;

Average Post-Closing Sale Price

an amount equal to:

(a) the aggregate consideration (including all cash and non-cash consideration) paid or payable in respect of all Transfers of Shares by the Ping An Shareholders and any of their respective Affiliates (other than Transfers to their respective Affiliates in accordance with paragraph 2.6.1 of Schedule B) from the Closing Date to the date of receipt by the relevant C-round Investor of the Ping An Share Sale Notice under paragraph 2.5.2(i) of Schedule B (both dates inclusive); divided by

(b) the aggregate number of Shares which have been Transferred by such persons (other than to their respective Affiliates in accordance with paragraph 2.6.1 of Schedule B) during such period.

B-round Investors	Bank Of China Group Investment Limited, Spectron Enterprises Limited, Country Garden Holdings Company Limited, Guotai Junan Finance (Hong Kong) Limited, CMBC International Holdings Limited, Guosheng Internet Investment L.P., Chia Tai Bright Enterprise Limited, Magic Continent Limited, Lu Hu Investment Company Limited and Fung Shing Investments Ltd.;

Board	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Articles and acting at a meeting of directors at which there is a quorum or by written resolution in accordance with these Articles;

Business Day	a day (which for these purposes ends at 5.30 p.m. local time) on which banks are open for commercial business in the Cayman Islands, Qatar, Hong Kong and China, other than a Friday, Saturday, Sunday or a public holiday;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

C-round Investors	C-round Lead Investor, C-round Lead Investor Affiliate, J.P. Morgan Securities LLC, HS Investments AP13 Limited, HS Investments (A) L.P., HS Investments (C) Limited, So Cheung Wing, Lux Holdings Limited, LionRock Money L.P., All-Stars PESP V Limited, Macquarie Capital Asian Fintech Investments Holdings LP, SBI Hong Kong Holdings Co., Limited, SBI AI&Blockchain Investment LPS, UBS AG, London Branch, Hermitage Galaxy Fund SPC on behalf of Hermitage Fund Four SP, Broad Street Principal Investments L.L.C., United Overseas Bank Limited and each Additional C-round Investor (if any);

C-round Lead Investor	F3 Holding LLC;

C-round Lead Investor Affiliate	DIC Holding LLC;

C-round Share Subscription Agreement	the share subscription agreement dated 6 September 2018, as amended by an amendment to share subscription agreement dated 27 November 2018 and a second amendment to share subscription agreement dated 27 December 2018, and as the same may be further amended and supplemented from time to time, entered into by each of the C-round Investors and the Company;

Class A Ordinary Shares	the class A ordinary Shares of USD $0.00001 each in the capital of the Company, each having the rights set forth in these Articles;

Class A Ordinary Shareholders	Members holding Class A Ordinary Shares;

Class B Ordinary Shares	the class B ordinary Shares of USD $0.00001 each in the capital of the Company, each having the rights set forth in these Articles;

Class B Ordinary Shareholders	Members holding Class B Ordinary Shares;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Class C Ordinary Shares	the class C ordinary Shares of USD $0.00001 each in the capital of the Company, each having the rights set forth in these Articles;

Class C Ordinary Shareholders	Members holding Class C Ordinary Shares;

Closing	has the meaning given under the C-round Share Subscription Agreement;

Closing Date	has the meaning given under the C-round Share Subscription Agreement;

Companies Law	the Cayman Islands Companies Law, Cap 22 (as consolidated and revised);

Company ESOP	the Company’s employee stock option plan duly adopted by the Company on 12 December 2014 as amended from time to time;

Company	the company for which these Articles are approved and confirmed;

connected persons	has the meaning given under the Hong Kong Listing Rules;

Convertible Promissory Notes	has the meaning given under the C-round Share Subscription Agreement;

Conversion Price	has the meaning given under the relevant Convertible Promissory Note;

Court	the Grand Court of the Cayman Islands;

Current Valuation	the aggregate valuation of the Company from time to time calculated by reference to the price per Share paid by Shareholders as part of the latest issue of Shares by the Company and the number of Shares on a Fully-Diluted Basis; as at the Closing Date, the Current Valuation shall be the subscription price paid by each of the C-round Investors to subscribe for each Class C Ordinary Share under the C-round Share Subscription Agreement multiplied by the aggregate number of Shares on a Fully-Diluted Basis;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

days	calendar days, provided that, except as otherwise set forth in these Articles, if any period of days set forth in these Articles shall expire on any day which is not a Business Day, such period shall be automatically extended to the next occurring Business Day;

Deed of Adherence	the deed of adherence in the agreed form as set out in schedule 4 to the Shareholders Agreement;

Director	a director, including a sole director, for the time being of the Company and shall include an Alternate Director;

ESOP Proportional Interest	means as of any time of determination, with respect to the ESOP Shares, the percentage interest determined by dividing (x) the ESOP Shares by (y) the total issued Shares;

ESOP Shares	20,644,803 Class A Ordinary Shares or the economic interests thereof allotted to beneficiaries of the Company ESOP, held by Tun Kung;

First Closing Date	15 January 2016;

Fully-Diluted Basis	all outstanding Shares assuming the issuance of all Shares issuable upon conversion or exercise of any outstanding convertible securities of the Company, including without limitation all Class A Ordinary Shares reserved for issuance pursuant to the Company ESOP;

Group Companies	the Company and its Subsidiaries from time to time and “Group Company” shall mean any one of them;

Hong Kong	the Hong Kong Special Administrative Region of the PRC;

Hong Kong Listing Rules	the Rules Governing the Listing of Securities on the Hong Kong Stock Exchange;

Hong Kong Stock Exchange	The Stock Exchange of Hong Kong Limited;

Honor Reliance	Honor Reliance Development Limited;

IFRS	International Financial Reporting Standards;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Investors	means A-round Investors, Other Non-Lead Investors, B-round Investors and C-round Investors collectively;

Lanbang	Lanbang Investment Company Limited;

Law or Laws	means any constitutional provision, statute or other law, rule, regulation, listing rule, decree, official policy or interpretation of any nation or government or any province or state, municipal or local or any other political subdivision thereof, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality or any political subdivision thereof, any court, tribunal or arbitrator, stock or securities exchange and any self-regulatory organization;

Linzhi	Linzhi Jinsheng Investment Company Limited;

Liquidation Event	any liquidation, dissolution or winding-up (whether voluntary or involuntary) of the Company or any of its Subsidiaries;

Material Related Party Transaction	any contract, arrangement or understanding with any of the Company’s, or any Group Company’s, related parties (including without limitation their respective connected persons) where any of the percentage ratios described in Article 28.4 exceeds zero point one per cent (0.1%) but all are less than five per cent (5%);

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of Shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Memorandum	the memorandum of association of the Company, as may be amended from time to time;

month	calendar month;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Non-ESOP Proportional Interest	means as of any time of determination, with respect to the Non-ESOP Shares, the percentage interest determined by dividing (x) the Non-ESOP Shares by (y) the total issued Shares;

Non-ESOP Shares	means the Class A Ordinary Shares to be held by Tun Kung excluding the ESOP Shares;

notice	written notice as further provided in these Articles unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

ordinary resolution	a resolution passed at a general meeting (or, if so specified, a meeting of Members holding a class of Shares) of the Company by a simple majority of the votes cast, or a written resolution passed in accordance with Article 37;

Other Non-Lead Investors	Union Expert Investment Holding Limited and Excelwit Investments Limited;

paid-up	paid-up or credited as paid-up;

PAO	China Ping An Insurance Overseas (Holdings) Limited;

Ping An Group	Ping An Insurance (Group) Company of China, Ltd. and its Subsidiaries;

Ping An Shareholders	An Ke and PAO;

PRC or China	the People’s Republic of China which for the purposes of these Articles excludes Hong Kong, the Macao Special Administrative Region of the PRC and Taiwan;

Prohibited Transferee	any of the four (4) persons set out in schedule 5 to the Shareholders Agreement or any of their respective Affiliates;

Put Option	has the meaning given in paragraph 5.1 of Schedule B;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Put Option Price	has the meaning given in paragraph 5.1 of Schedule B;

Put Option Shares	has the meaning given in paragraph 5.1 of Schedule B;

Qualified Listing	refers to an initial public offering of the Company’s Shares and/or securities on an internationally recognized stock exchange, including, but not limited to, NYSE, NASDAQ and the Hong Kong Stock Exchange (Main Board);

Register of Directors and Officers	the register of directors and officers of the Company referred to in these Articles;

Register of Members	the register of members maintained by the Company in accordance with the Companies Law;

Return	means, with respect to each C-round Investor, an amount in USD which would, when paid to that C-round Investor together with an amount equal to the Subscription Amount paid by such C-round Investor, result in the receipt by such C-round Investor of a return of six per cent. (6%) per annum on such Subscription Amount calculated on a daily basis for the period from the Closing Date to the date of completion of the sale and purchase of the Put Option Shares by and from such C-round Investor pursuant to the Put Option (both dates inclusive);

Seal	the common seal or any official or duplicate seal of the Company;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

securities	shares, debentures that may be converted into shares of the Company, rights and options in shares, interests in collective investment schemes, interests commonly regarded as securities but does not include deposits or negotiable certificates or documents evidencing a deposit of the Company;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Shareholder	any of the Class A Ordinary Shareholders, Class B Ordinary Shareholders, Class C Ordinary Shareholders or one or more of them as the case may be;

Shareholders Agreement	the amended and restated shareholders agreement relating to the Company dated on or about the date of adoption of these Articles by the Company, entered into amongst the Ping An Shareholders, Tun Kung, Other Non-Lead Investors, the A-round Investors, the B-round Investors, the C-round Investors and Honor Reliance;

Share Swap	the Transfer of Shares of the Company by Tongjun, Lanbang and Linzhi to Tun Kung in exchange for shares in Tun Kung reflecting proportionally their existing shareholding in the Company;

Shares	collectively the Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares of the Company and includes a fraction of a share;

Significant C-round Investors	the C-round Lead Investor, the C-round Lead Investor Affiliate and each other Investor which (together with any of its Affiliates) pays an aggregate Subscription Price of at least USD 150 million to the Company pursuant to the C-round Share Subscription Agreement, each, a “Significant C-round Investor”;

Significant Subsidiary	any Subsidiary of the Company which, by reference to the latest accounts available as at the date of the relevant transaction, had profits representing more than twenty per cent (20%) of the profits of the Group Companies as a whole;

Special Resolution

(i) a resolution passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose a resolution as a special resolution has been duly given (and, for the avoidance of doubt, unanimity qualifies as a majority); or

(ii)  a written resolution passed by unanimous consent of all the Members entitled to vote;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Subscribed Shares	has the meaning given under the C-round Share Subscription Agreement;

Subscription Amount	has the meaning given under the C-round Share Subscription Agreement;

Subscription Price	has the meaning given under the C-round Share Subscription Agreement;

Subsidiary	as to any person, any person (i) of which such first person directly or indirectly owns securities or other equity interests representing more than fifty per cent (50%) of the aggregate voting power, (ii) of which such first person possesses the right to elect more than fifty per cent (50%) of the directors or persons holding similar positions through contractual arrangements (including without limitation variable interest entity (VIE) arrangements) or otherwise, (iii) which such first person otherwise controls through contractual arrangements or otherwise (including without limitation variable interest entity (VIE) arrangements) or (iv) the financial position and results of operation of which such first person could be consolidated if preparing financial statements under the IFRS;

Tag Along Sale	has the meaning given in paragraph 2.5.2 of Schedule B;

Tongjun	Tongjun Investment Company Limited;

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Transfer	with respect to any securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such securities or any participation or interest therein or any agreement or commitment to do any of the foregoing;

Tun Kung	Tun Kung Company Limited;

USD	United States dollars, the lawful currency of the United States of America;

written resolution	a resolution passed in accordance with Article 37 or 61; and

year	calendar year.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

1.2	In these Articles, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(f)	the word “corporation” means corporation whether or not a company within the meaning of the Companies Law; and

(g)	unless otherwise provided herein, words or expressions defined in the Companies Law shall bear the same meaning in these Articles.

1.3

In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Articles (including without limitation Schedule B hereof) and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, provided that no share shall be issued at a discount except in accordance with the Companies Law.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

3.	Redemption, Purchase, Surrender and Treasury Shares

3.1

Subject to the Companies Law, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member and may make payments in respect of such redemption in accordance with the Companies Law.

3.2

The Company is authorised to purchase any share in the Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Companies Law.

3.3	The Company authorises the Board to determine the manner or any of the terms of any redemption or purchase.

3.4

A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty (30) days, interest shall be paid for the period from the due date until actual payment at a rate which the Board, after due enquiry, estimates to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency.

3.5

The Company authorises the Board pursuant to section 37(5) of the Companies Law to make a payment in respect of the redemption or purchase of its own shares otherwise than out of its profits, share premium account, or the proceeds of a fresh issue of shares.

3.6	No share may be redeemed or purchased unless it is fully paid-up.

3.7

The Company may accept the surrender for no consideration of any fully paid share (including a redeemable share) unless, as a result of the surrender, there would no longer be any issued shares of the company other than shares held as treasury shares.

3.8	The Company is authorised to hold treasury shares in accordance with the Companies Law.

3.9	The Board may designate as treasury shares any of its shares that it purchases or redeems, or any shares surrendered to it, in accordance with the Companies Law.

3.10	Shares held by the Company as treasury shares shall continue to be classified as treasury shares until such shares are either cancelled or transferred in accordance with the Companies Law.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

4.	Rights Attaching to Shares

Subject to Article 2.1, the Memorandum of Association and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be USD50,000 divided into 4,000,000,000 Class A Ordinary Shares, 500,000,000 Class B Ordinary Shares and 500,000,000 Class C Ordinary Shares. The rights, preferences and restrictions of the Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares are set forth in Schedule A to these Articles of Association.

5.	Calls on Shares

5.1

The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

5.3	The terms of any issue of shares may include different provisions with respect to different Members in the amounts and times of payments of calls on their shares.

6.	Joint and Several Liability to Pay Calls

The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

7.	Forfeiture of Shares

7.1

If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

[Name of Company] (the “Company”)

You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.

Confidential Treatment Requested by Lufax Holding Ltd Pursuant to 17 C.F.R. Section 200.83

Lufax Holding Ltd 陆金所控股有限公司

Dated this [date]

[Signature of Secretary] By Order of the Board

7.2

If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Companies Law.

7.3

A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4

The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Share Certificates

8.1

Every Member shall be entitled to a certificate under the common seal (if any) or a facsimile thereof of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

8.3	Share certificates may not be issued in bearer form.

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9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

10.1

The Board shall cause to be kept in one or more books a Register of Members which may be kept in or outside the Cayman Islands at such place as the Board shall appoint and shall enter therein the following particulars:-

(a)	the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

(b)	the date on which each person was entered in the Register of Members; and

(c)	the date on which any person ceased to be a Member.

10.2

The Board may cause to be kept in any country or territory one or more branch registers of such category or categories of members as the Board may determine from time to time and any branch register shall be deemed to be part of the Company’s Register of Members.

10.3

Any register maintained by the Company in respect of listed shares may be kept by recording the particulars set out in Article 10.1 in a form otherwise than legible if such recording otherwise complies with the Laws applicable to and the rules and regulations of the relevant approved stock exchange.

11.	Registered Holder Absolute Owner

11.1

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

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11.2

No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder’s request entered in the Register of Members or on a share certificate in respect of a share, then, except as aforesaid:

(a)	such notice shall be deemed to be solely for the holder’s convenience;

(b)	the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

(c)

the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

(d)

the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register of Members or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.

12.	Transfer of Registered Shares

12.1

Subject to Schedule B hereof, Shares are transferable. The instrument of transfer of any Share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

12.2	The Directors shall register a transfer of Shares made in accordance with Schedule B.

13.	Transmission of Registered Shares

13.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Companies Law, for the purpose of this Article 13, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

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13.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a

Member

[Name of Company] (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]
Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.4

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

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14.	Listed Shares

Notwithstanding anything to the contrary in these Articles, shares that are listed or admitted to trading on an approved stock exchange may be evidenced and transferred in accordance with the rules and regulations of such exchange.

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital

15.1	Subject to the Companies Law and Article 16, the Company may from time to time by ordinary resolution alter the conditions of its Memorandum of Association to:

(a)

increase its capital by such sum divided into shares of such amounts as the resolution shall prescribe or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)	convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(d)	subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum of Association; or

(e)

cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

15.2	For the avoidance of doubt it is declared that paragraphs (b), (c) and (d) of Article 15.1 do not apply if at any time the shares of the Company have no par value.

15.3	Subject to the Companies Law, the Company may from time to time by Special Resolution reduce its share capital.

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16.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not be deemed to be varied by the creation or issue of further shares ranking senior or pari passu therewith.

DIVIDENDS AND CAPITALISATION

17.	Dividends

17.1

The Board may, with sanction of an ordinary resolution, and subject to these Articles and in accordance with the Companies Law, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company).

17.2

Where the Members determine by ordinary resolution that a dividend shall be paid wholly or partly by the distribution of specific assets, the Board may settle all questions concerning such distribution. Without limiting the generality of the foregoing, the Board may, unless otherwise decided by the Members, fix the value of such specific assets and vest any such specific assets in trustees on such terms as the Board thinks fit.

17.3

Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Board determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Companies Law.

17.4	No unpaid dividend shall bear interest as against the Company.

17.5	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

17.6

The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

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17.7

The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors’ resolution declaring same.

18.	Power to Set Aside Profits

18.1

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Board may also, without placing the same to reserve, carry forward any profit which it decides not to distribute.

18.2

Subject to any direction from the Company in general meeting, the Board may on behalf of the Company exercise all the powers and options conferred on the Company by the Companies Law in regard to the Company’s share premium account.

19.	Method of Payment

19.1

Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

19.2

In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

19.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

20.	Capitalisation

20.1

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

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20.2

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

21.	Annual General Meetings

The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the chairman of the Company (if there is one) or any two Directors or any Director and the Secretary or the Board shall appoint.

22.	Extraordinary General Meetings

22.1	General meetings other than annual general meetings shall be called extraordinary general meetings.

22.2	The chairman of the Company or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting whenever in their judgment such a meeting is necessary.

23.	Requisitioned General Meetings

23.1

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene an extraordinary general meeting. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the registered office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

23.2

If the Board does not, within twenty-one (21) days from the date of the requisition, duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety (90) days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Board.

24.	Notice

24.1

At least seven (7) days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

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24.2

At least seven (7) days’ notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

24.3

The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

24.4

A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by ninety per cent (90%) of the Members entitled to attend and vote thereat; provided always (in respect of each of paragraphs (i) and (ii)) that all Members entitled to attend and vote thereat have been notified in advance in accordance with Article 25.

24.5

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

25.	Giving Notice and Access

25.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)

by delivering it by courier (which, in the case of any notice to the C-round Lead Investor, the C-round Lead Investor Affiliate or any of their respective Affiliates, provides delivery service in Qatar) to such Member’s address in the Register of Members, in each case, confirmed by transmitting it by electronic mail not less than twenty-four (24) hours after such delivery, in accordance with such directions as may be given by such Member to the Company for such purpose.

25.2

Any notice delivered in accordance with Article 25.1 shall be deemed effective if given on a Business Day by 1.30pm in the place of receipt or, if completed after 1.30pm or on a day that is not a Business Day, on the following Business Day.

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25.3

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

26.	Postponement of General Meeting

The Board may postpone any general meeting called in accordance with these Articles provided that notice of postponement is given to the Members before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with these Articles.

27.	Electronic Participation in Meetings

Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

28.	Reserved Matters for Meeting

28.1	Subject to the Companies Law, the following matters shall be passed by an ordinary resolution of the Members:

(a)	the alteration of conditions of the Memorandum of Association in respect of share capital;

(b)	the power of a company to issue shares at a discount;

(c)	power to direct the manner in which an inspectors report is made, and to whom it is sent;

(d)	to wind up the Company voluntarily under the Companies Law if it is unable to pay its debts as they fall due;

(e)	the appointment of a liquidator in a voluntary winding up (Section 119(2)(b)) and sanctioning of the continuance of powers of directors following the appointment of a liquidator;

(f)	the removal of a voluntary liquidator;

(g)	the acceptance of the resignation of a voluntary liquidator;

(h)	the fixing of the remuneration of a liquidator in a voluntary winding up; and

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(i)	approving the Company’s profit distribution scheme (including dividend policy) and plans to recover losses.

28.2	Subject to the Companies Law and Article 16, the following matters shall be passed by a Special Resolution of the Members:

(a)	the alteration of the Memorandum of Association;

(b)	the reduction of share capital;

(c)	the alteration or addition to these Articles;

(d)	the adoption of new Articles of Association;

(e)	the changing of the name (or dual foreign name, if any) of the Company;

(f)	the appointment pursuant to the Companies Law, of an inspector to examine the affairs of the Company;

(g)	requiring the Court to wind up the Company under the Companies Law;

(h)	to wind the Company up voluntarily under the Companies Law for any reason other than it being unable to pay its debts as they fall due;

(i)	a consolidation or merger of the Company with another company; and

(j)	deregistration of the Company by continuation into a foreign jurisdiction.

28.3	Subject to the Companies Law and notwithstanding any provision in these Articles, the Company shall not:

(a)	amend, or agree to amend, any provision of any of the Convertible Promissory Notes which relates to, or is likely to impact on, the Conversion Price; or

(b)	in respect of any Significant Subsidiary, either:

(i)	dispose of, or agree to dispose of, thirty per cent (30%) or more of its shares, securities, voting rights or any other interests; or

(ii)

permit or approve the issue of such number of shares or other securities carrying voting or economic rights representing thirty per cent (30%) or more of its total fully diluted share capital or any other equity rights, in each case as part of one transaction or a series of related transactions, unless such disposal or issuance is made to a Group Company directly or indirectly (including by way of variable interest entity (VIE) arrangements) wholly-owned by the Company,

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in each case, without the prior approval of the holders of more than fifty per cent (50%) of the Class C Ordinary Shares being entitled to and voting in person or by proxy at a meeting of the holders of the Class C Ordinary Shares, or by way of a written resolution of the holders of Class C Ordinary Shares in accordance with these Articles.

28.4

Subject to the Companies Law and notwithstanding any provision in these Articles, the Company shall not enter into, or agree to enter into, any contract, arrangement or understanding with any of the Company’s, or any Group Company’s, related parties (including without limitation their respective connected persons) where any of the (i) assets ratio, (ii) revenue ratio, (iii) equity capital ratio (if applicable) and (iv) consideration ratio, calculated in accordance with Chapter 14 of the Hong Kong Listing Rules (save that, for the consideration ratio, the Current Valuation shall be taken as the denominator) in respect of such contract, arrangement or understanding exceeds five per cent (5%) without having first obtained the prior written approval of Shareholders which in aggregate hold more than fifty per cent (50%) of the issued Shares held by those Shareholders which do not have a material interest in such contract, arrangement or understanding.

For purposes of this Article 28.4, each of the Ping An Shareholders and Tun Kung (and each of their respective Affiliates) shall be considered to have a material interest in any contract, arrangement or understanding proposed to be entered into by the Company with:

(a)	any member of the Ping An Group;

(b)	Tun Kung; and/or

(c)	any of their respective Affiliates,

and, accordingly, shall not be entitled to approve such contract, arrangement or understanding in accordance with this Article.

28.5

The Company shall not submit any listing application for any initial public offering or any other listing of the Shares and/or securities of any Group Company on any stock exchange to any applicable listing authority without (i) the prior approval by way of a resolution of Members holding more than two-thirds of the Shares being entitled to and voting in person or by proxy at a general meeting convened in accordance with Article 24, or (ii) by way of a written resolution of Members holding more than two-thirds of the Shares being entitled to vote thereon, provided always that:

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(a)	any such resolution shall only be passed if it also receives the affirmative vote of each of the Ping An Shareholders and Tun Kung (in each case, for so long as they hold any Shares at such time); and

(b)	in respect of Article 28.5(ii) above, at least seven (7) days’ notice of any such proposed resolution shall be given to all Members entitled to vote thereon prior to such resolution being passed.

29.	Quorum at General Meetings

29.1

At any general meeting two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

29.2

If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Articles.

30.	Chairman to Preside

A chairman of a meeting of the Members shall be appointed or elected by those present at the meeting and entitled to vote.

31.	Voting on Resolutions

31.1

Subject to the Companies Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast on a poll in accordance with these Articles and in the case of an equality of votes the resolution shall fail.

31.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

31.3

At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

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32.	Vote Taken by Poll

32.1

Where a vote is taken by poll, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

32.2

At a general meeting where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

33.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

34.	Instrument of Proxy

34.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

[Name of Company] (the “Company”)

I/We, [insert names here] , being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here].

Signed this [date]

Member(s)

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34.2

The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman of the meeting, by a duly authorised officer or attorney.

34.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

34.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

35.	Representation of Corporate Member

35.1

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

35.2

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

36.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with these Articles.

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37.	Written Resolutions

37.1

Subject to these Articles, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Article 37.

37.2	Save as otherwise provided in these Articles, a written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of):

(a)	at least two-thirds of the Members entitled to vote thereon (in the case of an ordinary resolution); or

(b)	the Members holding at least two-thirds of the Shares of the relevant class thereof and entitled to vote thereon,

and may be signed in as many counterparts as may be necessary provided always that (i) in respect of paragraph (a) above, notice of any such proposed resolution shall be given to all Members entitled to vote thereon prior to such resolution being passed and (ii) in respect of paragraph (b) above, at least seven (7) days’ notice of any such proposed resolution shall be given to all Members of the relevant class entitled to vote thereon prior to such resolution being passed.

A written Special Resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) all of the Members entitled to vote thereon and may be signed in as many counterparts as may be necessary.

37.3

A resolution in writing made in accordance with this Article 37 is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

37.4	A resolution in writing made in accordance with this Article 37 shall constitute minutes for the purposes of the Companies Law.

37.5

For the purposes of this Article 37, the date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article 37, a reference to such date.

38.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

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DIRECTORS AND OFFICERS

39.	Appointment and Removal of Directors

39.1	The Board shall comprise of twelve (12) Directors as follows:

(a)	ten (10) Directors appointed by (i) the Board or (ii) the Shareholders by ordinary resolution;

(b)	one (1) Director appointed by the A-round Lead Investor for so long as its shareholding percentage in the Company is no less than one per cent (1%) on a Fully-Diluted Basis; and

(c)

one (1) Director appointed by the C-round Lead Investor for so long as its shareholding percentage in the Company, when aggregated with the shareholding of the C-round Lead Investor Affiliate and any of their respective Affiliates, is no less than zero point five per cent (0.5%) on a Fully-Diluted Basis.

The appointment of the Director referred to in paragraphs (b) and (c) above shall take effect immediately upon receipt by the Company of a written notice of appointment from the relevant Investor entitled to appoint such Director together with a consent to act from such Director.

39.2	[intentionally omitted]

39.3

The Director appointed by the A-round Lead Investor pursuant to paragraph (b) of Article 39.1 shall hold office at the discretion of the A-round Lead Investor and shall cease to hold office only when written notice removing such Director issued by the A-round Lead Investor is received at the registered office of the Company. Notwithstanding any provision in these Articles, the A-round Lead Investor removing its nominated Director shall be responsible for, and shall indemnify the Company against, any claim by that Director for unfair or wrongful dismissal arising out of his removal from office.

39.4

The Director appointed by the C-round Lead Investor pursuant to paragraph (c) of Article 39.1 shall hold office at the discretion of the C-round Lead Investor and shall cease to hold office only when written notice removing such Director issued by the C-round Lead Investor is received at the registered office of the Company. Notwithstanding any provision in these Articles, the C-round Lead Investor removing its nominated Director shall be responsible for, and shall indemnify the Company against, any claim by that Director for unfair or wrongful dismissal arising out of his removal from office.

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39.5	The Directors appointed by the Board or the Shareholders pursuant to paragraph (a) of Article 39.1 may be removed by the Shareholders by ordinary resolution.

40.	Alternate Directors

40.1	Any Director may appoint a person or persons to act as a Director in the alternative to himself by notice deposited with the Secretary.

40.2

Any person elected or appointed pursuant to this Article 40 shall have all the rights and powers of the Director or Directors for whom such person is elected or appointed in the alternative, provided that such person shall not be counted more than once in determining whether or not a quorum is present.

40.3

An Alternate Director shall be entitled to receive notice of all Board meetings and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

40.4	An Alternate Director’s office shall terminate –

(a)	on the occurrence in relation to the Alternate Director of any event which, if it occurred in relation to his appointor, would result in the termination of the appointor’s directorship;

(b)	when the Alternate Director’s appointor revokes the appointment by notice to the Company in writing specifying when the appointment is to terminate; or

(c)	if the Alternate Director’s appointor ceases for any reason to be a Director.

40.5	If an Alternate Director is himself a Director or attends a Board meeting as the Alternate Director of more than one Director, his voting rights shall be cumulative.

40.6

Unless the Board determines otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Board on which his appointor serves; and the provisions of this Article 40 shall apply equally to such committee meetings as to Board meetings.

40.7

Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

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41.	Vacancy in the Office of Director

The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Articles;

(b)	dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous Law of a jurisdiction outside the Cayman Islands, or dies; or

(d)	resigns his office by notice to the Company.

Any vacancy on the Board so created shall be filled in accordance with Article 39.

42.	Remuneration of Directors

The Company may reimburse the Directors for reasonable fees incurred in the course of their discharging their duties as a Director, including without limitation travel expenses, as it sees fit.

43.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	Directors to Manage Business

Subject to Article 28, the business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Companies Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles and the provisions of the Companies Law.

45.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may, subject to Schedule B hereto, issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

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(c)

appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)

delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Board for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by Law;

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(k)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company; and

(l)	approve, amend or terminate the Company ESOP or other stock sharing plans.

46.	Board Committees

46.1	The Board may establish board committees (“Board Committees”), including without limitation the following:

(a)	Finance and Audit Board Committee;

(b)	Nomination and Remuneration Board Committee; and

(c)	Risk Management Committee.

46.2	The Board may establish other Board Committees from time to time as it deems appropriate.

46.3	The composition of the Board Committees shall be determined by the Board.

46.4

The Board shall determine the roles, responsibilities and scope of authority of each of the Board Committees, provided that with respect to the Finance and Audit Board Committee, the Board shall procure that the following information be submitted to the Finance and Audit Board Committee for review:

(a)

management accounts (including balance sheet and profit and loss statement plus relevant key performance indicators) together with reconciliation to IFRS of the Company and other Group Companies, on a quarterly basis, within thirty (30) days after the end of each calendar quarter; and

(b)

reviewed unaudited interim financial statements (including balance sheet, profit and loss statement and cashflow statement) together with reconciliation to IFRS of the Company and other Group Companies within sixty (60) days after each period end.

47.	Register of Directors and Officers

47.1

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Companies Law and shall enter therein the following particulars with respect to each Director and Officer:

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(a)	first name and surname; and

(b)	address.

47.2	The Board shall, within the period of thirty (30) days from the occurrence of:-

(a)	any change among its Directors and Officers; or

(b)	any change in the particulars contained in the Register of Directors and Officers,

cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.

48.	Officers

The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.	Appointment of Officers

The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.	Conflicts of Interest

52.1

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

52.2	A Director who is directly or indirectly interested in a contract or proposed contract with the Company (an “Interested Director”) shall declare the nature of such interest.

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52.3	An Interested Director who has complied with the requirements of the foregoing Article may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

53.	Indemnification and Exculpation of Directors and Officers

53.1

The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof, and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly) and their heirs, executors, administrators and personal representatives (each an “indemnified party”) shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any monies or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any monies of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

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53.2

Subject to applicable Laws, the Company shall purchase and maintain insurance for the benefit of each Director and Officer against any liability incurred by such Director or Officer in his or her capacity as a Director or Officer and indemnifying such Director or Officer in respect of any loss arising or liability attaching to him or her by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any Subsidiary thereof. For the avoidance of doubt, references in this Article 53.2 to any Director include any Alternate Director appointed by such Director in accordance with these Articles.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Save for the matters submitted to the Second Scheduled Meeting in accordance with Article 58 or the matters approved by written resolution of the Board in accordance with Article 61, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of at least seven (7) Directors attending in person or by an Alternate Director or by proxy appointed pursuant to Article 57.3. Every Director shall have one vote. In the event of a voting deadlock of the Board with respect to any matter pertaining to the Company, the chairman presiding at the Board meeting shall have the right to cast a tie-breaking vote.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Save for the Second Scheduled Meeting convened pursuant to Article 58, no Board meeting shall be convened on less than ten (10) days’ notice. Notice of a Board meeting shall be deemed to be duly given to a Director if it is delivered to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose, and any notification to a Director verbally (including in person or by telephone) shall be required to be followed up with a notice delivered in writing in accordance with the foregoing and such notice shall be effective at the time of such delivery in writing. Notwithstanding the aforesaid, a meeting of the Board shall be deemed to be duly and validly convened, notwithstanding that it is called by shorter or irregular notice, if all the Directors entitled to receive notice and attend the meeting have so agreed in writing.

56.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

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57.	Representation of Director

57.1

A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

57.2

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

57.3

A Director who is not present at a Board meeting, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.

58.	Quorum at Board Meetings

The quorum for Board meetings shall be eight (8) Directors attending in person or by an Alternate Director or by proxy appointed pursuant to Article 57.3. If quorum is not reached within 30 minutes after the scheduled meeting time (the “First Scheduled Meeting”), the chairman of the Board meeting shall, on the day following the First Scheduled Meeting, notify all Directors to attend a re-convened Board meeting at the specified time and date (being not more than five (5) days after the first-scheduled date) (the “Second Scheduled Meeting”). If a quorum is still not reached at the Second Scheduled Meeting, then the Directors attending in person or by an Alternate Director or by proxy appointed pursuant to Article 57.3 at the Second Scheduled Meeting shall be deemed to constitute a quorum and all matters submitted to the Board at the Second Scheduled Meeting shall be passed by the affirmative vote of a simple majority of the Directors attending in person or by an Alternate Director or by proxy appointed pursuant to Article 57.3.

59.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number.

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60.	Chairman to Preside

A chairman of a Board meeting shall be appointed or elected by the Directors present at the meeting.

61.	Written Resolutions

61.1

Anything which may be passed by resolution of the Directors may, without a meeting and without any previous notice being required, be approved by written resolution in accordance with this Article 61. For the purposes of this Article 61 only, “the Directors” shall not include an Alternate Director.

61.2

A written resolution shall be signed by all of the Directors and may be signed by (or in the case of a Director that is a corporation, on behalf of) the Directors in as many counterparts as may be necessary.

61.3

A written resolution made in accordance with this Article 61 is as valid as if it had been passed by the Directors in a directors’ meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

61.4	A resolution in writing made in accordance with this Article 61 shall constitute minutes for the purposes of the Companies Law.

61.5

For the purposes of this Article 61, the date of the resolution is the date when the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article 61, a reference to such date.

62.	Validity of Prior Acts of the Board

No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

63.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and

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(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, meetings of managers and meetings of committees appointed by the Board.

64.	Register of Mortgages and Charges

64.1	The Board shall cause to be kept the Register of Mortgages and Charges required by the Companies Law.

64.2

The Register of Mortgages and Charges shall be open to inspection in accordance with the Companies Law, at the registered office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.

65.	Form and Use of Seal

65.1

The Company may adopt a seal, which shall bear the name of the Company in legible characters, and which may, at the discretion of the Board, be followed with or preceded by its dual foreign name or translated name (if any), in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside the Cayman Islands and, if the Board thinks fit, a duplicate Seal may bear on its face the name of the country, territory, district or place where it is to be issued.

65.2

The Seal (if any) shall only be used by the authority of the Board or of a committee of the Board authorised by the Board in that behalf and, until otherwise determined by the Board, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Board or the committee of the Board.

65.3

Notwithstanding the foregoing, the Seal (if any) may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

ACCOUNTS

66.	Books of Account

66.1	The Board shall cause to be kept proper books of account including, where applicable, material underlying documentation including contracts and invoices, and with respect to:-

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure takes place;

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(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

66.2

Such books of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

66.3	Such books of account shall be retained for a minimum period of five years from the date on which they are prepared.

66.4	No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.

67.	Financial Year End

The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

68.	Access to Information

68.1	The Company shall, in a timely manner:

(a)

prepare and, after approval by the Board, submit to the Members (in the case of an Investor or Honor Reliance, as long as (i) the Investor or Honor Reliance continues to own, directly or indirectly, such number of shares representing not less than zero point one two five per cent (0.125%) of the Company’s issued and outstanding Shares on a Fully-Diluted Basis, or (ii) such information is reasonably required by the Investor or Honor Reliance or any of their respective controlling Affiliates to comply with any applicable Law resulting from the listing or quotation of such person’s securities on any stock or securities exchange) annual budgets (including without limitation full profit and loss accounts, balance sheets/statements of financial position and cashflow statements) prior to the start of each financial year commencing after the First Closing Date;

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(b)

prepare and, after approval by the Board, submit to the Members (in the case of an Investor or Honor Reliance, as long as (i) the Investor or Honor Reliance continues to own, directly or indirectly, such number of shares representing not less than zero point one two five per cent (0.125%) of the Company’s issued and outstanding Shares on a Fully-Diluted Basis, or (ii) such information is reasonably required by the Investor or Honor Reliance or any of their respective controlling Affiliates to comply with any applicable Law resulting from the listing or quotation of such person’s securities on any stock or securities exchange) (i) audited annual financial statements of the Company within ninety (90) days after the end of the relevant period; (ii) unaudited semi-annual management financial statements of the Company within sixty (60) days after the end of the relevant period; (iii) unaudited quarterly management financial statements of the Company within forty-five (45) days after the end of the relevant period; and (iv) upon request, unaudited monthly management accounts as soon as reasonably practicable after the end of the relevant month;

(c)

prepare and, after approval by the Board, submit to the Shareholders (in the case of an Investor or Honor Reliance, as long as (i) the Investor or Honor Reliance continues to own, directly or indirectly, such number of shares representing not less than zero point one two five per cent (0.125%) of the Company’s issued and outstanding Shares on a Fully-Diluted Basis, or (ii) such information is reasonably required by the Investor or Honor Reliance or any of their respective controlling Affiliates to comply with any applicable Law resulting from the listing or quotation of such person’s securities on any stock or securities exchange) quarterly reports in respect of all Material Related Party Transactions carried out by the Group Companies which have been entered into other than in the ordinary and usual course of business, in each case within forty-five (45) days after the end of the relevant period; and

(d)

allow the Members (excluding the A-round Non-Lead Investors, Other Non-Lead Investors, B-round Investors and Honor Reliance) and their duly authorised representatives to inspect the accounting books and records of the Company and any Subsidiary and to make extracts and copies at the expense of the inspecting party.

68.2

Any information in relation to the Company and other Group Companies shall be considered as confidential information and any such information which the Board has approved for the purpose of sharing with the investors of the A-round Lead Investor shall also be considered as confidential information and may only be shared provided that such investors shall keep such information confidential and not disclose any such information to any third party.

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AUDITS

69.	Audit

Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.

70.	Appointment of Auditors

70.1	The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

70.2

Whenever there are no Auditors appointed as aforesaid the Board may appoint Auditors to hold office for such period as the Board may determine or earlier removal from office by the Company in general meeting.

70.3	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

71.	Remuneration of Auditors

71.1	The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting.

71.2	The remuneration of an Auditor appointed by the Board in accordance with these Articles shall be fixed by the Board.

72.	Duties of Auditor

The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article 72 during the Auditor’s tenure of office.

73.	Access to Records

73.1

The Auditor shall at all reasonable times have access to the Company’s books, accounts and vouchers and shall be entitled to require from the Company’s Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor’s duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

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73.2

The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

VOLUNTARY WINDING-UP AND DISSOLUTION

74.	Winding-Up

74.1	The Company may be voluntarily wound-up by a Special Resolution.

74.2

Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of a Special Resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. Subject to these Articles, the liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

75.	Changes to Articles

Subject to the Companies Law and Article 16, and to the conditions contained in its Memorandum, the Company may, by Special Resolution, alter or add to its Articles.

76.	Changes to the Memorandum of Association

Subject to the Companies Law and these Articles, the Company may from time to time by Special Resolution alter its Memorandum of Association with respect to any objects, powers or other matters specified therein.

77.	Discontinuance

The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Companies Law.

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SCHEDULE A

The holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall, in addition to any other rights conferred on them under these Memorandum and Articles of association have the rights set out in this Schedule A, which forms part of the Articles of Association of the Company. In any event of any inconsistency between the provisions set out herein and other provisions of the Memorandum and the Articles of Association, the provisions set out herein shall prevail to the extent permitted by applicable Laws.

1.	Dividends

Subject to the Companies Law and these Articles, the Members shall determine, from time to time and by reference to the operations, performance and requirements of the Company, whether and how much of the distributable profits shall be declared and paid as dividends. The holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall be entitled to such dividends as may from time to time be approved by the Members by ordinary resolution.

2.	Liquidation Preference

Subject to paragraph 2A, upon the occurrence of a Liquidation Event in respect of the Company, the assets of the Company and the proceeds received in respect of the Shares shall be distributed in the following order:

(i)

firstly, each Class C Ordinary Shareholder shall be entitled to receive in preference to all other Shareholders an amount per Class C Ordinary Share held by such Class C Ordinary Shareholder equal to the sum of (i) the subscription price paid to the Company with respect to such Class C Ordinary Share (as proportionally adjusted for any subdivision or consolidation of the Class C Ordinary Shares), and (ii) an amount equal to any declared but unpaid dividends with respect to such Class C Ordinary Share (the “Class C Amount”). If the Company has insufficient assets or proceeds resulting from the Liquidation Event (as applicable) to permit the payment to all holders of the then issued and outstanding Class C Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the then issued and outstanding Class C Ordinary Shares in proportion to the full Class C Amount that each such holder would otherwise be entitled to receive under this paragraph 2(i);

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(ii)

secondly, if there are any proceeds legally available for distribution after payment in full to the Class C Ordinary Shareholders under paragraph 2(i) above, each Class B Ordinary Shareholder shall be entitled to receive in preference to all other Shareholders (other than the Class C Ordinary Shareholders) an amount per Class B Ordinary Share held by such Class B Ordinary Shareholder equal to the sum of (i) the subscription price paid to the Company with respect to such Class B Ordinary Share (as proportionally adjusted for any subdivision or consolidation of the Class B Ordinary Shares), and (ii) an amount equal to any declared but unpaid dividends with respect to such Class B Ordinary Share (the “Class B Amount”). If the Company has insufficient assets or proceeds resulting from the Liquidation Event (as applicable) to permit the payment to all holders of the then issued and outstanding Class B Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the then issued and outstanding Class B Ordinary Shares in proportion to the full Class B Amount that each such holder would otherwise be entitled to receive under this paragraph 2(ii);

(iii)

thirdly, if there are any proceeds legally available for distribution after payment in full to the Class C Ordinary Shareholders and the Class B Ordinary Shareholders under paragraphs 2(i) and 2(ii) above, each of the Class A Ordinary Shareholders shall be entitled to receive the Class B Amount (as proportionally adjusted for any subdivision or consolidation of the Class A Ordinary Shares). If the Company has insufficient assets or proceeds resulting from the Liquidation Event (as applicable) to permit the payment to all holders of the then issued and outstanding Class A Ordinary Shares, then the entire assets and funds of the Company legally available for distribution shall be distributed rateably among the holders of the then issued and outstanding Class A Ordinary Shares in proportion to the full Class B Amount that each such holder would otherwise be entitled to receive under this paragraph 2(iii); and

(iv)

lastly, if there are any proceeds legally available for distribution after payment in full under paragraphs 2(i), 2(ii) and 2(iii) above, the remaining amount shall be distributed among the holders of all Shares on a pro rata basis in proportion to their relative shareholding.

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Upon the occurrence of:

(x)	a Liquidation Event in respect of any of the Subsidiaries of the Company for any reason;

(y)

a disposal of shares, securities, voting rights or any other interests in any Significant Subsidiary where such disposal is required to be approved in accordance with clause 11.4.2(i)(a) of the Shareholders Agreement or Article 28.3(b), in each case as part of one transaction or a series of related transactions; or

(z)

a disposal of all, or substantially all, of the assets of the Company or any Significant Subsidiary, in each case as part of one transaction or a series of related transactions, other than any such disposal to a Group Company directly or indirectly (including by way of variable interest entity (VIE) arrangements) wholly-owned by the Company, the Shareholders and the Company shall use best commercial efforts (including without limitation exercising the voting rights attached to their Shares in support of any such relevant resolution of the Company) to ensure that the assets of the relevant Subsidiary and the proceeds received from such Liquidation Event or the proceeds of such other relevant transactions referred to in paragraphs 2(y) and (z) shall, in each case, be distributed in such a way so that the Company receives the full economic benefit of such assets and proceeds, which shall, at the request of any of the Class B Ordinary Shareholders or the Class C Ordinary Shareholders, be further distributed in accordance with paragraphs 2(i), (ii), (iii) and (iv) (save that any reference therein to (a) “Liquidation Event” shall be deemed to be a reference to the relevant Liquidation Event or transaction under this paragraph and (b) “assets and funds of the Company” shall be deemed to be a reference to the assets and proceeds received from the relevant Liquidation Event or transaction under this paragraph).

2A.	Previous Distributions

For the purposes of paragraphs 2(i), (ii), (iii) and (iv), as at the date of the relevant distribution by the Company, including any distribution pursuant to paragraphs 2(x), (y) and (z), the aggregate of all previous distributions received by Shareholders from (and including) Closing shall be taken into account.

3.	Voting Rights

The holders of Class A Ordinary Shares, Class B Ordinary Shares and Class C Ordinary Shares shall be entitled to one vote per share. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, or as required by the Companies Law, the holders of Class A Ordinary Shares shall vote together with the holders of Class B Ordinary Shares and the holders of Class C Ordinary Shares, and not as a separate class, on all matters put before the Shareholders.

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4.	Restrictions on Rights of Tun Kung with Respect to the ESOP Shares

Without prejudice to its statutory rights under the Companies Law, with respect to the ESOP Proportional Interest only, Tun Kung shall not, in its capacity as a holder of Class A Ordinary Shares of the Company, have the following rights:

(i)	the right to subscribe for new Shares in accordance with Schedule B unless such subscription is approved at a general meeting or for the purpose of implementing the Company ESOP;

(ii)	the right of first offer or acquisition rights in accordance with Schedule B; and

(iii)	the right to Transfer the ESOP Shares unless such Transfer is approved at a general meeting or for the purpose of implementing the Company ESOP; and

(iv)

the liquidation proceeds (if any) distributed to Tun Kung in connection with the ESOP Proportional Interest according to paragraph 2 shall not be retained by Tun Kung but shall be distributed among Ping An Shareholders and Tun Kung, on a pro rata basis in proportion to the shareholding of the Ping An Shareholders and the Non-ESOP Proportional Interest in the Company, or otherwise disposed of as agreed by the Ping An Shareholders and Tun Kung.

5.	Conversion Rights

Without any action being required by the holder of Class B Ordinary Shares and Class C Ordinary Shares and whether or not the certificates representing such Shares are surrendered to the Company or its registered office, the Class B Ordinary Shares and Class C Ordinary Shares shall automatically be converted into such number of Class A Ordinary Shares as determined as hereinafter provided as at the time of the conversion (the “Share Conversion Ratio”), and shall have all rights attached to Class A Ordinary Shares as stated in these Articles, immediately prior to a Qualified Listing. As at the Closing Date, the Share Conversion Ratio for each Class B Ordinary Share and each Class C Ordinary Share shall be (in respect of each Class B Ordinary Share) one Class A Ordinary Share for one Class B Ordinary Share and (in respect of each Class C Ordinary Share) one Class A Ordinary Share for one Class C Ordinary Share. In the event that the outstanding Class A Ordinary Shares shall be subdivided (by share dividend, share split or otherwise) into a greater number of Class A Ordinary Shares, the Share Conversion Ratio then in effect with respect to the Class B Ordinary Shares and the Class C Ordinary Shares shall, concurrently with the effectiveness of such subdivision, be proportionately increased such that each Class B Ordinary Share and each Class C Ordinary Share shall be converted into a proportionately higher number of Class A Ordinary Shares. In the event that the outstanding Class A Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a fewer number of Class A Ordinary Shares, the Share Conversion Ratio then in effect with respect to the Class B Ordinary Shares and the Class C Ordinary Shares shall, concurrently with the effectiveness of such combination or consolidation, be proportionately decreased such that each Class B Ordinary Share and each Class C Ordinary Share shall be converted into a proportionately lower number of Class A Ordinary Shares. To the extent equivalent alterations as mentioned in this paragraph 5 above are made (a) to the Class B Ordinary Shares but the same alterations are not made to the Class A Ordinary Shares or the Class C Ordinary Shares, equivalent adjustments as set out above shall be made to the Share Conversion Ratio of each Class C Ordinary Share; or (b) to the Class C Ordinary Shares but the same alterations are not made to the Class A Ordinary Shares or the Class B Ordinary Shares, equivalent adjustments as set out above shall be made to the Share Conversion Ratio of each Class B Ordinary Share. The number of Class A Ordinary Shares into which all Class B Ordinary Shares and Class C Ordinary Shares held by each Shareholder shall convert pursuant to this paragraph 5 shall be aggregated before determining the aggregate number of Class A Ordinary Shares to be held by such Shareholder upon any conversion in accordance with this paragraph 5. Any fractional entitlements to Class A Ordinary Shares upon any conversion in accordance with this paragraph 5 shall be dealt with in accordance with Article 9. All conversions referred to under this paragraph 5 shall be effected by the repurchase of the relevant Class B Ordinary Shares and/or Class C Ordinary Shares (as appropriate, with all such Shares to be cancelled immediately upon the completion of such repurchase and not held as treasury shares) and the simultaneous issuance of the appropriate number of Class A Ordinary Shares.

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SCHEDULE B

1.	RIGHT TO SUBSCRIBE FOR NEW SHARES

1.1

Issue of new shares or other securities is subject to the approval of the Shareholders and upon the Shareholders resolving to issue new shares or other securities in the Company, the Company shall issue a notice (the “Subscription Notice”) to each of the Shareholders. Each of the Shareholders (or, at the election of the relevant Shareholder, any of its Affiliates) shall have the option (but not the obligation) at its own discretion to decide, within thirty (30) days upon receipt of the Subscription Notice, to subscribe for all or part of new shares or other securities in proportion to their relative shareholding (the computation of which shall, in the case of Tun Kung, exclude the ESOP Shares) in the Company on the terms stated on the Subscription Notice. It is a condition of such subscription by an Affiliate of any Shareholder that such Affiliate shall provide evidence of its Affiliate relationship with the relevant Shareholders.

1.2

If any of the Shareholders (or their respective Affiliates, as the case may be) (each a “Partially-Subscribing Party”) does not choose to fully subscribe for its pro rata portion of the new shares or other securities, and any other Shareholder (or its Affiliate, as the case may be) (each a “Fully-Subscribing Party”) chooses to fully subscribe for its pro rata portion of the new shares or other securities, then the Fully-Subscribing Party shall have the option (but not the obligation) to subscribe for those new shares or other securities not already subscribed for by the Partially-Subscribing Party, in proportion to their relative shareholding (the computation of which shall, in the case of Tun Kung, exclude the ESOP Shares) in the Company before issuance of the new shares or other securities and on the terms stated on the Subscription Notice.

1.3

In respect of any new shares or other securities that are not subscribed for following the aforementioned procedures, the Company shall have the right to issue and allot such new shares or other securities to any third parties on terms and conditions not more favourable than those stated on the Subscription Notice within one hundred and twenty (120) days from the earlier of (i) the lapse of the Subscription Notice, or (ii) the date the last Fully-Subscribing Party indicates its decision not to subscribe for the available new shares or other securities, provided that any such third party(ies) subscribing for such new shares or other securities shall execute a Deed of Adherence.

1.4

If the Company (i) proposes to issue and allot the available new shares or other securities to third parties on terms and conditions more favourable than those stated in the Subscription Notice, or (ii) does not issue and allot the available new shares or other securities, the Company shall issue subscription notices to all Shareholders in respect of all new shares following the aforementioned procedures in this paragraph 1.

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1.5

For the purposes of these Articles, “Affiliate” means, with respect to a person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person; “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise or (ii) the ownership of more than fifty per cent (50%) of a person’s voting securities. For purpose of this Schedule B, the Affiliates of the Shareholders do not include the Company; the Affiliates of the C-round Lead Investor shall be deemed to include the C-round Lead Investor Affiliate; the Affiliates of the C-round Lead Investor Affiliate shall be deemed to include the C-round Lead Investor; and, other than for the purposes of paragraph 2.6, the Affiliates of Tun Kung shall include Lanbang.

1.6	For the purposes of this paragraph 1, new shares or securities do not include:

1.6.1	shares converted from the Company’s capital reserves (if applicable);

1.6.2	shares issued by the Company in connection with a Qualified Listing;

1.6.3	Class C Ordinary Shares issued by the Company pursuant to the C-round Share Subscription Agreement; or

1.6.4

shares or securities issued for the purposes of acquiring all or substantially all assets of another company or entity, or a merger representing fifty per cent (50%) or more of the voting rights, asset acquisition or other shares or securities for restructuring.

1.7

For the purposes of this paragraph 1, rights given to the Shareholders do not apply to the ESOP Shares and the Shareholders’ right under this paragraph 1 shall be determined by reference to the total issued Shares of the Company without taking into account the ESOP Shares.

2.	Transfer of Shares

2.1	Unless otherwise specified in these Articles, on and after the Closing:

2.1.1	the Shareholders shall not Transfer any Shares in any way without complying with this paragraph 2;

2.1.2

Tun Kung shall not Transfer any of the ESOP Shares it holds unless it is approved at a general meeting according to these Articles or for the purpose of implementing the Company ESOP, and, for the avoidance of doubt, in either such case, paragraph 2.2 of this Schedule B shall not apply;

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2.1.3	no Shares may be Transferred to any person who is not already a Shareholder, unless the proposed transferee has executed a Deed of Adherence;

2.1.4	save for:

(i)	any Transfer required as part of the Company’s corporate restructuring to be conducted in connection with such Qualified Listing;

(ii)	any Transfer pursuant to the exercise of the Put Option; or

(iii)	any Transfer pursuant to a Tag Along Sale (but, for the avoidance of doubt, excluding any Transfer under paragraph 2.5.2(vi)),

if the Company proposes to conduct a Qualified Listing on the Hong Kong Stock Exchange, any Transfer of Shares pursuant to this paragraph 2 shall be completed prior to the date falling twenty-eight (28) clear days before the date of the first submission by the Company of its listing application to the Hong Kong Stock Exchange as approved by the Shareholders in accordance with Article 28.5, provided that, for the avoidance of doubt, upon the occurrence of any withdrawal, rejection, return or lapse of such Company’s listing application to the Hong Kong Stock Exchange, the right of any Shareholder to Transfer any Shares pursuant to this paragraph 2 shall be restored in its entirety; and

2.1.5

any Transfer of Shares not made in compliance with this Schedule B shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company.

2.2	Transfer of Shares by Shareholders

2.2.1

Subject to paragraph 4 of Schedule A hereof and paragraphs 2.1.2, 2.4 and 2.5.2(vi) of this Schedule B and except for any Transfer pursuant to the exercise of the Put Option, if any Shareholder (other than Tun Kung or, in the first three (3) years following the Closing Date only, the Ping An Shareholders) (the “Transferring Shareholder”) intends to Transfer to any person on and after the Closing, other than (i) an Affiliate of such Transferring Shareholder in accordance with paragraph 2.6 of this Schedule B or (ii) (in the case of any Shareholder, other than the Ping An Shareholders and Tun Kung and any of their respective Affiliates) any Ping An Shareholder, Tun Kung or any of their respective Affiliates, all or part of the Shares held by such Transferring Shareholder (the “Sale Shares”), each of the other Shareholders (the “Non-Transferring Shareholders”) shall have the right of first offer to purchase all or part of the Sale Shares subject to, and in accordance with, this paragraph 2.2 (the “Right of First Offer”).

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2.2.2	The Transferring Shareholder shall issue a notice (the “Transfer Notice”) to each of the Non-Transferring Shareholders of its intention to make a Transfer of the Sale Shares.

2.2.3

If any Non-Transferring Shareholder wishes to purchase any of the Transfer Shares, it shall, within twenty (20) days of the date of the Transfer Notice (the “Offer Closing Date”), send a notice to the Transferring Shareholder (a “Purchase Notice”), which shall be irrevocable, containing:

(i)

an offer to purchase (a) such portion of the Sale Shares as reflects, as nearly as possible, the number of the Sale Shares for the time being held by such Non-Transferring Shareholder as a proportion of the total number of Shares held by all the Non-Transferring Shareholders and (b) any number of the Sale Shares for which the other Non-Transferring Shareholders do not make an offer (the “Excess Sale Shares”) ((a) and (b) together, the “Offer”); and

(ii)	the terms on which such Non-Transferring Shareholder is prepared to make the Offer, including the consideration offered for the Sale Shares.

2.2.4

If any Non-Transferring Shareholder does not wish to make an Offer, it may either: (i) send a notice to the Transferring Shareholder before the Offer Closing Date declining to make an Offer; or (ii) do nothing in which case, following the Offer Closing Date, it shall be considered not to have made an Offer. If any Non-Transferring Shareholder does not send a Purchase Notice on or before the Offer Closing Date to the Transferring Shareholder, the Offer of any other Non-Transferring Shareholder which has sent a Purchase Notice in accordance with paragraph 2.2.3 shall be deemed to include an offer to purchase a number of Excess Sale Shares reflecting, as nearly as possible, the number of Sale Shares it offered to buy in such Purchase Notice as a proportion of the total number of Sale Shares in respect of which Purchase Notices were sent in accordance with paragraph 2.2.3.

2.2.5

Within thirty (30) days of the Offer Closing Date, the Transferring Shareholder shall send a notice to any Non-Transferring Shareholder which has sent a Purchase Notice, indicating whether the Transferring Shareholder accepts its Offer and, in the case of acceptance, the number of Sale Shares (including any Excess Sale Shares) which that Non-Transferring Shareholder is obliged to buy under paragraphs 2.2.3 and 2.2.4.

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2.2.6	Notwithstanding any provisions in this Schedule B, the Transferring Shareholder shall not be obliged to accept any Offer.

2.2.7

Following the Offer Closing Date or, if later, the date the Transferring Shareholder has sent a notice to the final Non-Transferring Shareholder required to be notified pursuant to paragraph 2.2.5, the Transferring Shareholder shall be free to enter into a binding contract to sell any Sale Shares in respect of which it has not received an Offer or (having received an Offer) or accepted an Offer to any bona fide third party (the “Third Party”) within one hundred and eighty (180) days of the Offer Closing Date, provided that:

(i)

the price paid per Share by the Third Party for such Sale Shares is higher than the highest price offered per Share by any Non-Transferring Shareholder whose Offer was not accepted, provided that there shall be no minimum price if Offers are not made by any Non-Transferring Shareholder before the Offer Closing Date in respect of, in aggregate, at least the total number of Sale Shares set out in the Transfer Notice;

(ii)	the terms agreed with the Third Party are not more favourable to such Third Party than those offered by any Non-Transferring Shareholder whose Offer was not accepted; and

(iii)	the Third Party agrees to execute a Deed of Adherence.

2.2.8

If the Transferring Shareholder wishes to sell any Sale Shares in accordance with paragraph 2.2.7 above, but any proviso to that paragraph is not satisfied, the Transferring Shareholder shall offer the Non-Transferring Shareholders the opportunity to match the terms agreed with the Third Party. If the Non-Transferring Shareholders do not make matching offers within thirty (30) days of such offer, the Transferring Shareholder shall be free to enter into a binding contract to sell the relevant Sale Shares to the Third Party, provided that the Third Party agrees to enter into a Deed of Adherence.

2.3	[Intentionally omitted]

2.4	Shareholders’ Approval Required for Transfer of Shares

2.4.1

Subject to paragraphs 2.5.2, 2.5.3 and 2.6 and except for any Transfer (a) pursuant to the exercise of the Put Option or (b) in the case of any Shareholder other than Tun Kung or its respective Affiliates, to any Ping An Shareholder, Tun Kung or any of their respective Affiliates:

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(i)	prior to the third (3rd) anniversary of the Closing Date, the Significant C-round Investors; and

(ii)	at any time, the Shareholders (other than the Ping An Shareholders and the Significant C-round Investors),

in each case shall not be permitted to Transfer any of the Shares they hold without the written consent from the Shareholders of the Company (excluding the transferor Shareholder and any of its Affiliates) holding a majority of the Shares then outstanding (excluding the Shares held by the transferor Shareholder and any of its Affiliates). Any reference to the Transfer of Shares in this paragraph 2.4 shall include any change in the direct or indirect beneficial interest in a Shareholder and this paragraph 2.4 shall apply accordingly. Subject to paragraph 2.4.2, a Shareholder seeking to Transfer Shares pursuant to this paragraph 2.4.1 shall only be required to disclose information to the Shareholders whose consent is sought. Without prejudice to any other rights of the Company or any Shareholder in respect of a breach of this paragraph 2.4.1, a Shareholder which has breached this paragraph 2.4.1 shall lose its rights to information under Article 68 and any other rights to financial and operating information of the Company, other than statutory rights.

2.4.2

Other than Transfers to Affiliates of Tun Kung in accordance with paragraph 2.6, if Tun Kung (or any of its Affiliates to which it has Transferred any Shares in accordance with paragraph 2.6) Transfers any Shares, within twenty (20) days after the date of such Transfer, it shall notify each of the Significant C-round Investors of the material details of such Transfer, including the class and number of Shares or other securities subject to such Transfer, the aggregate consideration payable for such Transfer (and the form thereof) and the identity of the purchaser of such Shares.

2.5	Transfer of Shares by Ping An Shareholders

2.5.1	Except as otherwise provided in these Articles, each of the Ping An Shareholders may Transfer any Shares it holds to any interested buyer at its sole discretion.

2.5.2	Investors’ Tag Along Right

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(i)

Subject to paragraph 2.2 (except in respect of any Investor exercising its rights under this paragraph 2.5.2), where any member of Ping An Group (including without limitation any Ping An Shareholder) proposes to effect a Transfer of Shares to an interested buyer (the “Proposed Ping An Transferee A”) (the “Ping An Share Sale”) resulting in Ping An Group:

(a)

taken as a whole, no longer being the largest Shareholder in the Company (through Ping An Shareholders or their respective Affiliates to which they have Transferred Shares in accordance with paragraph 2.6), other than Tun Kung; or

(b)

collectively holding (through Ping An Shareholders or their respective Affiliates to which they have Transferred Shares in accordance with paragraph 2.6) less than thirty five per cent (35%) of the then outstanding Shares in issue,

Ping An Group, through An Ke or PAO (the “Selling Ping An Shareholder”) shall issue a notice (the “Ping An Share Sale Notice”) to each of the Investors setting forth the details of the Ping An Share Sale including the identity of the Proposed Ping An Transferee A and the terms of the transfer of the Shares. Notwithstanding paragraph 2.4, each of the Investors shall have the option (but not the obligation) at its own discretion to decide, within thirty-five (35) days upon receipt of the Ping An Share Sale Notice, by delivering a written notice to the Selling Ping An Shareholder and the Company (the “Tag Along Notice”), require the Selling Ping An Shareholder to procure the sale of all, or (at each Investor’s sole discretion) a pro rata share in proportion to its relative shareholding, of such Investor’s Shares to the Proposed Ping An Transferee A on the same terms and conditions as the Ping An Share Sale.

(ii)

Subject to paragraph 2.2 (except in respect of any Investor exercising its rights under this paragraph 2.5.2(ii)), where any Ping An Share Sale does not satisfy either paragraph 2.5.2(i)(a) or paragraph 2.5.2(i)(b), the Selling Ping An Shareholder shall issue the Ping An Share Sale Notice to each of the Significant C-round Investors setting forth the details of such Ping An Share Sale including the identity of the Proposed Ping An Transferee A and the terms of the Transfer of the Shares. Each of the Significant C-round Investors shall have the option (but not the obligation) at its own discretion to decide, within thirty-five (35) days upon receipt of the Ping An Share Sale Notice, by delivering a Tag Along Notice, to require the Selling Ping An Shareholder to use its best efforts to procure the sale of a pro rata share in proportion to its relative shareholding of such Significant C-round Investor’s Shares to the Proposed Ping An Transferee A on the same terms and conditions as the Ping An Share Sale (any sale pursuant to paragraph 2.5.2(i) or this paragraph 2.5.2(ii)) being a “Tag Along Sale”).

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(iii)

Where one or more of the Investors have delivered a Tag Along Notice in accordance with paragraph 2.5.2(i), the Selling Ping An Shareholder shall not complete the Ping An Share Sale unless the Ping An Share Sale is completed together with the Tag Along Sale and the Company shall not register any Transfer of Shares in relation to any Ping An Share Sale unless the provisions of this paragraph 2.5.2 have been complied with.

(iv)	The Investor(s) participating in the Tag Along Sale shall:

(a)	receive directly from the Proposed Ping An Transferee A the consideration to be paid for the Shares it is selling in the Tag Along Sale;

(b)	co-operate in good faith to complete the Tag Along Sale to the Proposed Ping An Transferee A; and

(c)

on or before completion of the Tag Along Sale, deliver to the Proposed Ping An Transferee A the transfer documents and certificates representing the Shares to be sold by the Investor as part of the Tag Along Sale (or share certificate indemnities in place of any lost certificates), and the Company shall, upon updating the Register of Members for any Transfer made in accordance with this paragraph 2.5.2, issue new share certificates to each of the relevant Shareholders in respect of the Shares held by each of them.

(v)	There will be no liability either:

(a)	from the Selling Ping An Shareholder to the Investors; or

(b)	from the Investors to the Selling Ping An Shareholder,

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if the Tag Along Sale does not complete as a result of a failure of the relevant Ping An Share Sale to complete or, in the case of a Tag Along Sale pursuant to paragraph 2.5.2(ii), if the Tag Along Sale does not complete for any reason, provided in each case that the Selling Ping An Shareholder shall use its best efforts and act in good faith to procure the completion of the Tag Along Sale.

(vi)

Notwithstanding anything in the foregoing to the contrary, if a Tag Along Sale pursuant to paragraph 2.5.2(ii) does not complete within the timeframe set forth in clause 15.1 of the Shareholders Agreement (provided, that the reference in such clause to forty (40) days shall be deemed to be to ninety (90) days for the purposes of this paragraph 2.5.2(vi)), but the Ping An Share Sale to which it relates completes, in whole or in part, other than as a result of a breach by the relevant Significant C-round Investor of its obligations under paragraph 2.5.2(iv)(b) or 2.5.2(iv)(c), subject only to paragraph 2.5.2(vii), any Significant C-round Investor which delivered a Tag Along Notice in accordance with paragraph 2.5.2(ii) shall be entitled to sell the Shares that it proposed to sell pursuant to such Tag Along Notice.

(vii)

Prior to any Transfer of Shares by any Significant C-round Investor in accordance with paragraph 2.5.2(vi), the relevant Significant C-round Investor shall obtain consent from the Shareholders of the Company (excluding the transferor Significant C-round Investor and any of its Affiliates) holding a majority of the Shares then outstanding (excluding the Shares held by the transferor Significant C-round Investor and any of its Affiliates) as if paragraph 2.4.1 applied to such Transfer, save that such consent shall not be unreasonably withheld or delayed and, for these purposes, such consent may only be reasonably withheld or delayed if the Transfer is proposed to be made to a Prohibited Transferee. For the avoidance of doubt: (a) a Significant C-round Investor seeking to Transfer Shares pursuant to paragraph 2.5.2(vi) shall only be required to disclose information to the Shareholders whose consent is sought in accordance with this paragraph 2.5.2(vii); and (b) consent pursuant to this paragraph 2.5.2(vii) shall be required for a Transfer of Shares under paragraph 2.5.2(vi) notwithstanding the time limitation applicable to the Significant C-round Investors under paragraph 2.4.1(i).

2.5.3	Ping An Drag Along Right

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(i)

Notwithstanding any provision in these Articles, the Ping An Shareholders and any Affiliates to which they have Transferred Shares in accordance with paragraph 2.6 (in this paragraph 2.5.3, the “Drag Along Ping An Transferors”) may, together, at any time propose to sell all (and not less than all) of their Shares to any interested buyer (the “Proposed Ping An Transferee B”) who also proposes to acquire all the Shares held by the other Shareholders (the “Drag Along Sale”) provided that:

(a)	the Proposed Ping An Transferee B is not an Associate of any of the Ping An Shareholders or Tun Kung;

(b)	such proposed sale is a bona fide arm’s length transaction being effected in good faith by the Drag Along Ping An Transferors;

(c)

the Drag Along Ping An Transferors shall ensure that the consideration payable to any C-round Investors pursuant to such Drag Along Sale shall: (A) if and to the extent (on a pro rata basis) the consideration payable to the Drag Along Ping An Transferors will be in cash, be payable in cash on completion of such Drag Along Sale; and (B) if and to the extent (on a pro rata basis) the consideration payable to the Drag Along Ping An Transferors will be in non-cash form, at the election of each C-round Investor, either (x) be payable in cash of equivalent value to any such non-cash consideration (on a per Share basis) by the Drag Along Ping An Transferors on completion of such Drag Along Sale or (y) be in the same form payable to the Drag Along Ping An Transferors and shall be subject to the same terms and conditions as applicable to such non-cash consideration payable to the Drag Along Ping An Transferors; and

(d)

if the Drag Along Notice in respect of the Drag Along Sale is received by the Shareholders in accordance with paragraph 2.5.3(ii) after the end of the exercise period for the Put Option set out in paragraph 5.2.1(c) but on or prior to the tenth (10th) anniversary of the Closing Date, the consideration payable to the Significant C-round Investors pursuant to such Drag Along Sale shall be equal to or greater than the Put Option Price, in each case, as calculated on a per Share basis.

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(ii)

Where the conditions set out in paragraph 2.5.3(i) are met, the Drag Along Ping An Transferors may, at any time provided that no less than thirty-five (35) days’ prior notice (the “Drag Along Notice Period”) has been given, require all the other Shareholders (other than any C-round Investor which has at the time of the Drag Along Notice already exercised or at any time following receipt of the Drag Along Notice exercises the Put Option in accordance with its terms) to sell all (and not less than all) of their Shares to the Proposed Ping An Transferee B by delivering to the Company and all the other Shareholders written notice of its decision to compel all the other Shareholders to sell all of their Shares and participate in the Drag Along Sale (the “Drag Along Notice”) on the same terms and conditions as the Drag Along Ping An Transferors (subject to the consideration payable to any C-round Investor being payable in accordance with paragraphs 2.5.3(i)(c) and 2.5.3(i)(d) (as applicable)).

(iii)

The Investor(s) required to participate in the Drag Along Sale in accordance with paragraph 2.5.3(ii) (which, for the avoidance of doubt, shall exclude any C-round Investor which has at the time of the Drag Along Notice already exercised or at any time following receipt of the Drag Along Notice exercises the Put Option in accordance with its terms) (the “Dragged Shareholders”) shall:

(a)

in respect of any Investor, where paragraph 2.5.3(i)(c)(B) applies, prior to the expiry of the Drag Along Notice Period, notify the Drag Along Ping An Transferors in writing of its election to receive a cash equivalent under paragraph 2.5.3(i)(c)(B)(x) or non-cash consideration under paragraph 2.5.3(i)(c)(B)(y). In the absence of any notice within such time period, such Investor shall be deemed to have elected to receive the cash equivalent under paragraph 2.5.3(i)(c)(B)(x);

(b)

receive directly from the Proposed Ping An Transferee B the consideration to be paid for the Shares it is selling in the Drag Along Sale (save where an Investor has elected or is deemed to have elected under paragraph 2.5.3(iii)(a) to receive a cash equivalent from the Drag Along Ping An Transferors in accordance with paragraph 2.5.3(i)(c)(B)(x) in which case such Investor shall be paid such cash equivalent by the Drag Along Ping An Transferors);

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(c)	co-operate in good faith to complete the Drag Along Sale to the Proposed Ping An Transferee B; and

(d)

use its best commercial efforts to deliver to the Proposed Ping An Transferee B the transfer documents and certificates representing all of the Shares held by such Dragged Shareholder (or share certificate indemnities in place of any lost certificates) on or before completion of the Drag Along Sale and, if not, as soon as reasonably practicable thereafter but in any event no later than forty (40) days following the completion of the Drag Along Sale.

(iv)

In the event that any Dragged Shareholder fails to deliver such transfer documents and certificates or share certificate indemnities, as applicable, to the Proposed Ping An Transferee B in accordance with paragraph 2.5.3(iii), the Company will be deemed to have been appointed attorney-in-fact of the relevant Investor with full power to (and each of the Shareholders hereby irrevocably appoints the Company as the attorney-in-fact of such Shareholder with full power and authority, where the circumstances set out in this paragraph 2.5.3(iv) apply to such Shareholder in its capacity as a Dragged Shareholder only, to act, in the name of, and for and on behalf of, such Shareholder to):

(a)	execute, complete and deliver, in the name of such Shareholder, the necessary transfer documents;

(b)

receive the purchase money for such Shareholder (which must be paid in cash into a separate bank account in the Company’s name and held on trust for such Shareholder), provided that the Company shall, on receipt of the relevant transfer documents and certificates or share certificate indemnities (as applicable), pay the purchase money to such Shareholder; and

(c)	cause the Proposed Ping An Transferee B to be registered as the holder of such Shares.

(v)

In the circumstances described in paragraph 2.5.3(iv), the receipt by the Company of the purchase money will be a good discharge to the Proposed Ping An Transferee B (who will not be bound to see the application of that purchase money) and after the Proposed Ping An Transferee B has been registered in purported exercise of the aforesaid powers the validity of the proceedings will not be questioned by any person.

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(vi)	Each Dragged Shareholder must use all reasonable efforts to sell its Shares in the Drag Along Sale in compliance with the Companies Law and the Drag Along Notice.

(vii)	Each Dragged Shareholder shall represent and warrant in favour of the Proposed Ping An Transferee B at the date of completion of the Drag Along Sale that:

(a)	the Shares being sold by it will, at the time of such Drag Along Sale, be free of all liens, charges and encumbrances; and

(b)	it is the sole legal and beneficial owner of such Shares.

(viii)	There will be no liability on the part of the Drag Along Ping An Transferors to the Dragged Shareholders if the Drag Along Sale is not completed for whatever reason.

(ix)	For the avoidance of doubt:

(a)	if any C-round Investor exercises the Put Option, it shall not be required to comply with any Drag Along Notice under this paragraph 2.5.3;

(b)

in the event the Ping An Shareholders do not exercise the drag along right under this paragraph 2.5.3, the Investors’ tag along rights under paragraph 2.5.2 shall not be affected and shall remain exercisable; and

(c)

if any Drag Along Sale is terminated for any reason prior to completion, with effect from such termination, paragraph 2 shall apply to any Transfer by the Drag Along Ping An Transferors (whether to the Proposed Ping An Transferee B or otherwise) as if no Drag Along Notice had been given in respect thereof.

2.6	Transfer to Affiliate

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2.6.1

Notwithstanding the foregoing, the Shareholders are permitted to Transfer all or part of their respective shareholdings in the Company to one or multiple Affiliates of such party (each an “Affiliate-Transferee”), provided that the relevant Shareholder (each an “Affiliate-Transferor”) shall provide sufficient evidence to the other Shareholders in respect of the Affiliate relationship between it and its Affiliate-Transferee(s), and procure that such Affiliate-Transferee(s) shall accept in writing in accordance with paragraph 2.1.3 to be bound by the Shareholders Agreement and these Articles. If such Affiliate-Transferee at any time ceases to be an Affiliate of the Affiliate-Transferor, such Affiliate-Transferee shall, prior to ceasing to be an Affiliate of such Affiliate-Transferor, Transfer the Shares held by it back to the Affiliate-Transferor or to another Affiliate of that Affiliate-Transferor, and in the case of a Transfer to another Affiliate, this paragraph 2.6.1 shall apply to such subsequent Transfer as if it were the original Transfer by the Affiliate-Transferor hereunder.

2.6.2

For the purpose of this paragraph 2.6, any Transfer between the beneficial owners of the same Shareholder as at the date of the Shareholders Agreement shall be treated as a permitted Transfer under this paragraph 2.6.

2.6.3

In addition, notwithstanding anything in the foregoing, Tun Kung may Transfer all or part of its shareholding in the Company to Lanbang, Tongjun and Linzhi to effect the unwinding of the Share Swap provided that Tun Kung shall provide reasonable prior notice to the Company and the other Shareholders. Upon receiving such notice, the Ping An Shareholders and Investors shall enter into a shareholders agreement with Lanbang, Tongjun and Linzhi in substantially the same form as the Shareholders Agreement.

2.7

Notwithstanding anything in this paragraph 2 to the contrary, the restrictions on Transfer set forth in this paragraph 2 shall not apply to any Transfer of any indirect equity interest in any C-round Investor (i) by any passive limited partner of any investment fund which holds any equity interest in such C-round Investor, provided always that such passive limited partner is not itself an Affiliate or connected person of the adviser, manager or general partner of that investment fund, or (ii) which is conducted on a public securities exchange or market.

3.	Completion of Transfer of Shares

3.1	The Directors may round up or down fractional entitlements in the number of transferred Shares under any sale of Shares.

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3.2

In addition to any requirements under any additional agreements which may be entered into by the parties to the share Transfer as conditions precedent to a transfer of shares, the Directors and officers who have been appointed by the selling Shareholder shall, upon the Company’s receipt of relevant removal notice issued by the selling Shareholder in accordance with Article 39.3 or Article 39.4 (as appropriate), resign without claiming compensation.

4.	Qualified Listing

4.1

The Company shall procure the listing of the Shares held by the Investors at the same time as the Qualified Listing and, if applicable, the Investors shall be given customary registration rights in relation to the Shares held by it to the extent such rights are required to enable the Investors’ Shares to be traded on the relevant securities or stock exchange.

4.2

Without prejudice to any accrued rights which any Member or the Company may have, the rights and obligations of all Shareholders under these Articles (except under paragraph 4.1 of this Schedule B) shall terminate when the Company completes a Qualified Listing.

5.	Put Option

5.1

The C-round Investors’ Put Option. From and after the Closing, the Company irrevocably grants to each C-round Investor a put option (the “Put Option”), pursuant to which such C-round Investor may require the Company to purchase its respective Subscribed Shares (including any additional shares issued in respect of such Subscribed Shares by way of capitalisation of profits or reserves and any securities directly or indirectly representing such shares following any reorganisation or reconstruction of capital, including a subdivision or consolidation) (the “Put Option Shares”) from such C-round Investor for the Subscription Amount plus the Return (the “Put Option Price”).

5.2	Exercise.

5.2.1

Each C-round Investor may exercise the Put Option by giving written notice to the Company (which notice shall be irrevocable) in the following exercise periods (the “Exercise Periods”, and each, an “Exercise Period”):

(a)	on or within the period of thirty (30) days immediately following the date falling three (3) years after the Closing Date if a Qualified Listing has not occurred on or before that date;

(b)	on or within the period of thirty (30) days immediately following the date falling four (4) years after the Closing Date if a Qualified Listing has not occurred on or before that date; or

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(c)	on or within the period of thirty (30) days immediately following the date falling five (5) years after the Closing Date if a Qualified Listing has not occurred on or before that date.

5.2.2

Notwithstanding paragraph 5.2.1 and the provisions of paragraph 2.5.3, but subject to paragraph 5.2.4, if any of the Ping An Shareholders (or any of their respective Affiliates to which they have transferred Shares in accordance with paragraph 2.6.1) at any time delivers a Drag Along Notice requiring any C-round Investor to sell its Shares pursuant to a Drag Along Sale at an aggregate amount of consideration per Share below the Put Option Price, such C-round Investor shall be entitled to exercise the Put Option by giving written notice to the Company (which notice shall, subject to the deemed withdrawal upon termination of the Drag Along Sale as set out in this paragraph 5.2.2 below, be irrevocable) within a period of thirty (30) days following the date of receipt of such Drag Along Notice; provided that completion of the sale and purchase of such C-round Investor’s Put Option Shares shall occur concurrently with the completion of the Drag Along Sale and if the Drag Along Sale is terminated for any reason prior to completion, any notice of exercise of the Put Option delivered by any C-round Investor with respect to such Drag Along Sale shall be deemed to have been withdrawn, without prejudice to such C-round Investor’s right to deliver any other exercise notice pursuant to this paragraph 5.2.

5.2.3	Notwithstanding paragraph 5.2.1, but subject to paragraph 5.2.4, if:

(a)	any of the Ping An Shareholders at any time delivers to any C-round Investor a Ping An Share Sale Notice under paragraph 2.5.2(i) in respect of a Ping An Share Sale; and

(b)	the Average Post-Closing Sale Price is less than the Subscription Price,

such C-round Investor shall be entitled to exercise the Put Option by giving written notice to the Company (which notice shall be irrevocable) within a period of thirty (30) days following the date of receipt of such Ping An Share Sale Notice.

5.2.4	Notwithstanding paragraphs 5.2.1 to 5.2.3 (inclusive), the Put Option shall lapse immediately after:

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(a)	the end of the Exercise Period referred to in paragraph 5.2.1(c); or

(b)	if a Drag Along Notice has been delivered to any C-round Investor during the Exercise Period referred to in paragraph 5.2.1(c), the end of the exercise period referred to in paragraph 5.2.2; or

(c)	if a Ping An Share Sale Notice has been delivered to any C-round Investor during the Exercise Period referred to in paragraph 5.2.1(c), the end of the exercise period referred to in paragraph 5.2.3, and the Company shall be discharged of the obligation to acquire any Put Option Shares with effect from the latest of such periods and, if the Put Option is exercised by any C-round Investor prior to the end of any period described in (a), (b) or (c) above, the date on which completion of the sale and purchase of such C-round Investor’s Put Option Shares has taken place in accordance with this paragraph 5.

5.3

Completion. The sale and purchase of any C-round Investor’s Put Option Shares shall be completed at Davis Polk & Wardwell, Hong Kong or such other place as the Company and the relevant C-round Investor may agree on the ninetieth (90th) day after the date of notice of exercise of the Put Option pursuant to paragraph 5.2 (or, where such day is not a Business Day, on the following Business Day); provided, with respect to any exercise of the Put Option in connection with any Drag Along Sale pursuant to paragraph 5.2.2, completion of the sale and purchase of the Put Option Shares shall occur concurrently with the completion of such Drag Along Sale. On completion, the relevant C-round Investor shall deliver to the Company or as it may direct an instrument(s) of transfer in respect of the Put Option Shares duly executed by it (or its Affiliate designee(s)), together with the relevant share certificate(s), against payment by the Company of the Put Option Price by wire transfer in USD in immediately available funds to the bank account or accounts as designated by the relevant C-round Investor.

5.4

Other Terms. Upon completion of the sale and purchase of the Put Option Shares pursuant to paragraph 5.3, the relevant C-round Investor shall sell the Put Option Shares free from encumbrances and with all rights attaching to them on or after such completion, and such C-round Investor shall execute and deliver other documents and take other steps at the reasonable request and cost of the Company following completion where this is required to vest the Put Option Shares in the Company and otherwise to give it the full benefit of this paragraph 5. Any Put Option Shares purchased by the Company pursuant to this paragraph 5 shall be cancelled immediately upon completion of such purchase and shall not be held as treasury shares.

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5.5

Information. In connection with, or in contemplation of, any exercise of the Put Option, during the period of sixty (60) days prior to the expiration of each Exercise Period, the Company shall prepare and submit to any C-round Investor such information (financial and otherwise) as such C-round Investor may reasonably require relating to the Company or any other Group Company as soon as reasonably practicable, and in any event within ten (10) days, following a request from such C-round Investor for such information.

5.6	Termination of Put Option under paragraph 5.2.2 and paragraph 5.2.3.

5.6.1

Subject to paragraphs 5.6.2 and 5.6.3, any right of any C-round Investor to exercise the Put Option under paragraph 5.2.2 and paragraph 5.2.3 shall terminate on the date of the first submission by the Company of its listing application to the Hong Kong Stock Exchange as approved by the Shareholders in accordance with Article 28.5.

5.6.2	If, as at the proposed date of the first submission of a listing application referred to in paragraph 5.6.1:

(a)

the exercise period referred to in paragraph 5.2.2 or paragraph 5.2.3 has commenced but has not expired, the relevant C-round Investor shall be entitled to first exercise the Put Option during the outstanding exercise period under paragraph 5.2.2 or paragraph 5.2.3 (as applicable) and, if exercised, complete the sale and purchase of the Put Option Shares pursuant to paragraph 5.3; or

(b)

the Put Option has already been exercised under either paragraph 5.2.2 or paragraph 5.2.3 but the sale and purchase of the relevant C-round Investor’s Put Option Shares has not been completed pursuant to paragraph 5.3, the relevant C-round Investor shall be entitled to first complete the sale and purchase of the Put Option Shares pursuant to paragraph 5.3, and, in each case, the Company shall delay the submission of the relevant listing application accordingly.

5.6.3

Notwithstanding paragraph 5.6.1, if, following submission, the Company’s listing application to the Hong Kong Stock Exchange referred to in paragraph 5.6.1 is withdrawn, rejected, returned or lapses, the right of any C-round Investor to exercise the Put Option under paragraph 5.2.2 and paragraph 5.2.3 shall be restored in its entirety as if such right had not terminated under paragraph 5.6.1.

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5.6.4	In any event, the right of any C-round Investor to exercise the Put Option under paragraph 5.2.2 and paragraph 5.2.3 shall lapse upon a Qualified Listing being completed.